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                                                                      EXHIBIT 99


                                REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF SCOTSMAN INDUSTRIES, INC.

The undersigned hereby appoint(s) Richard C. Osborne and Donald D. Holmes, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Scotsman Industries, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held on ____________, April ____ 1994, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ON THE REVERSE SIDE OF THIS CARD.

    (PLEASE SIGN AND DATE THE REVERSE SIDE AND MAIL IN THE ENCLOSED RETURN
                                  ENVELOPE.)








                          SCOTSMAN INDUSTRIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


                                             FOR     AGAINST   ABSTAIN
1. Proposal to approve the Share Issuance    / /       / /       / /




                                          ______________________________________
                                                        Signature

                                          ______________________________________
                                               Signature (if held jointly)

                                          Dated __________________________, 1994

                                          IMPORTANT: Please sign exactly as
                                          your name or names appear on the
                                          left. If stock is held jointly, all
                                          joint owners must sign. Executors,
                                          administrators, trustees, guardians,
                                          custodians, corporate officers and
                                          others signing in a representative
                                          capacity should give their full
                                          titles.